Exhibit 99.1

Liminatus Pharma Charts Dual-Front Attack on Cancer with IBA101

Next-generation CD47 inhibitor advances toward human trials in U.S. and Korea, with the prospect of safer, more potent immunotherapy

La Palma, Ca, United States, June 24, 2025 - Since its Nasdaq debut earlier this year, Liminatus Pharma has been preparing to redefine the immune-oncology landscape with IBA101, a novel CD47 checkpoint inhibitor engineered to eliminate the anemia and thrombocytopenia that halted earlier candidates. By sparing red blood cells and platelets through targeted epitope selection and Fc engineering, IBA101 enables higher dosing levels—potentially unlocking more robust anti-tumor responses without compromising patient safety.

Behind the scenes, the company is preparing its IND-enabling package after completing pivotal GLP toxicology and pharmacology studies in non-human primates at Charles River Laboratories, as well as downstream process development for clinical-grade production. These data indicated that IBA101 did not induce clinically meaningful reductions in hemoglobin or platelet counts, clearing the path for simultaneous submissions to the U.S. Food and Drug Administration (FDA) and Korea’s Ministry of Food and Drug Safety (MFDS) in the second half of 2026. Liminatus anticipates site activations and patient screening to begin in early 2027.

Building on a Dual-Axis Mechanism

IBA101 leverages a two-pronged approach: it blocks CD47—the “don’t-eat-me” signal—on tumor cells to reactivate macrophage-mediated clearance, and it remodels the tumor microenvironment by enhancing macrophage turnover and antigen presentation. This innate immune activation primes T cells to exert more potent cytotoxicity. In preclinical combination studies, pairing IBA101 with PD-1/PD-L1 inhibitors resulted in significant increases in complete response rates versus monotherapy, bolstering expectations for superior clinical efficacy.

A Strategic Collaboration in Seoul

Liminatus has partnered with Dr. Se-Hoon Lee, a leading lung cancer specialist at Samsung Medical Center in Seoul, South Korea. This partnership secures access to advanced non-small-cell lung cancer patients and state-of-the-art translational laboratories. Serial tumor biopsies, immune-cell phenotyping, and multimodal omics analyses will be integrated into the Phase 1 protocol, which features a 3 + 3 dose-escalation design followed by expansion cohorts and adaptive combination arms with approved PD-1/PD-L1 agents. The trial will focus on elucidating the specific conditions under which the combination of IBA101 and PD-1/PD-L1 blockade delivers superior anti-tumor efficacy, and Dr. Sehoon Lee is the ideal partner to lead this purpose-driven research.

Lessons from Early CD47 Efforts

Interest in CD47 blockade has been intense but challenging. Gilead acquired Forty Seven Inc., the primary asset for which was a CD47 blockade technology and Pfizer signed a licensing deal for a CD47 blockade technology, but both programs were paused due to severe anemia and thrombocytopenia caused by off-target binding to red blood cells and platelets. By contrast, IBA101 selectively binds CD47 epitopes on tumor and immune cells: additional glycosylation on RBC and platelet CD47 proteins prevents IBA101 engagement, minimizing off-target interactions and reducing the risk of cytopenias. Preclinical primate data suggest this design will translate into a markedly improved safety profile in humans.

Top row: intact RBC pellets with clear supernatant after IBA101 treatment (no hemolysis).

Bottom row: diffuse red supernatant in control wells (RBC lysis).

Beyond Cancer: Toward Chronic Inflammation

While oncology is the primary focus, Liminatus is also exploring IBA101’s potential in chronic inflammatory diseases. Early mechanistic studies in humanized mouse models are underway to evaluate whether macrophage activation can clear senescent cells and pro-inflammatory debris—hallmarks of age-related conditions such as atherosclerosis and neurodegeneration. Although these investigations remain exploratory, they establish a foundation for future indication expansion.

Economic Upside and Market Context

Global PD-1/PD-L1 sales exceeded $30 billion in 2024, but looming patent expirations will invite biosimilar competition. Combining CD47 blockade technology with PD-1/PD-L1 therapies offers two key advantages: enhanced response rates in combination regimens and a fresh patent lifecycle to extend commercial value. Liminatus projects that a successful IBA101 launch could secure a significant share of the post-patent market.

Looking Ahead

With a Nasdaq listing, a robust nonclinical data package, and strategic clinical partnerships in Korea and the United States, Liminatus Pharma is poised to enter the clinic in 2027. With safety and synergy at its core, IBA101 aims to fulfill the long-awaited promise of CD47 blockade and usher in a new era of combination immunotherapy.

About IBA101

IBA101 is a second-generation CD47 blockade antibody licensed from InnobationBio (Seoul, South Korea). IBA101 minimizes erythrocyte and platelet binding, thereby avoiding the severe cytopenias that plagued first-generation agents. By enhancing macrophage activation and antigen presentation, IBA101 complements adaptive checkpoint inhibitors such as PD-1/PD-L1 antibodies and may offer broader applications in chronic inflammatory diseases.

About Liminatus Pharma

Liminatus Pharma (Nasdaq: LIMN) is a preclinical-stage immuno-oncology company advancing IBA101 toward best-in-human trials. Building on over a decade of CD47 research and lessons learned from industry setbacks, Liminatus’s mission is to develop next-generation immunotherapies that restore immune balance—bridging innate and adaptive immunity to drive safer, more durable anti-tumor responses.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the success of clinical trials;

•	the ability of Liminatus to raise financing in the future;

•	the attraction and retention of qualified directors, officers, employees and key personnel of Liminatus;

•	the ability of Liminatus to execute its business plans and strategy;

•	the ability of Liminatus to compete effectively in a highly competitive market;

•	the competition from larger pharmaceutical and biotechnology companies that have greater resources;

•	the success of competing therapies and products that are or may become available;

•	the costs, timing, and results of Liminatus’s preclinical studies and clinical trials, as well as the number of required trials for regulatory approval and the criteria for success in such trials;

•	legal and regulatory developments in the United States, or U.S., and foreign countries, including any actions or advice that may affect the design, initiation, timing, continuation, progress, or outcome of clinical trials or result in the need for additional clinical trials;

•	cost of complying with current laws and regulations, and any changes in applicable laws or regulations;

•	the ability to protect and enhance Liminatus’s corporate reputation and brand;

•	the impact of future regulatory, judicial, and legislative changes in Liminatus’s industry;

•	the ability of Liminatus to obtain and maintain regulatory approval of any of its product candidates;

•	the ability of Liminatus to research, discover, and develop additional product candidates;

•	risks related to manufacturing active pharmaceutical ingredients, drug products, and other materials we need;

•	the performance of third parties upon which Liminatus depends, including contract research organizations, contract manufacturing organizations, contract laboratories, and independent contractors;

•	the ability of Liminatus to grow and manage growth profitably;

•	the ability of Liminatus to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	the ability of Liminatus to limit its exposure under product liability lawsuits;

•	the inability to develop and maintain effective internal controls;

•	the impact of pandemics and other similar disruptions in the future;

•	those factors set forth in documents of Liminatus filed, or to be filed, with the SEC; and

•	other factors that Liminatus may not have identified or quantified.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects. Future developments affecting Liminatus may not be those that Liminatus has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of Liminatus), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Liminatus undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

In addition, statements that “we believe” and similar statements reflect beliefs and opinions on the relevant subject. These statements are based upon information available to Liminatus as of the date of this press release, and while Liminatus believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that Liminatus has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements as predictions of future results. Liminatus’s actual future results may be materially different from what it expects. Liminatus qualifies all forward-looking statements by these cautionary statements.

For more information, please contact:

Chris Kim, Chief Executive Officer
chris@liminatus.com

213-273-5453
www.liminatuspharma.com